Investor Contact:
Gabriel Parmese
EuroSite Power, Inc.
+1 781.522.6020
gparmese@americandg.com

Media Contact:
Paul Hamblyn
EuroSite Power, Inc.
+44 7920.859540
paul.hamblyn@eurositepower.co.uk

EuroSite Power Closes $3 Million Loan

Current American DG Energy Consolidated Cash at $13 Million and Prepaid Projects at $3.7 Million

WALTHAM, Mass. – September 19, 2014 – EuroSite Power Inc., (OTCQB: EUSP) an On-Site Utility solutions provider, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and leisure centres in the United Kingdom (UK) and Europe, obtained a five year, $3 million loan with a zero interest rate from John Hatsopoulos, Chairman of EuroSite Power and CEO of American DG Energy, to fund the future growth of the company. The company can pay it back at will before the fifth anniversary or when a substantial funding is completed.

The proceeds of the private placement will be used to fund installations for EuroSite Power in the United Kingdom and Europe and for general corporate and working capital purposes. John Hatsopoulos commented that "with the recent public offering of American DG Energy behind us, the American division is well funded. With a several site backlog, I wanted to personally assist EuroSite in its near-term growth."

Consolidated American DG Energy cash is now $13.0 million and prepaid projects under construction is over $3.7 million.

In addition, both EuroSite Power Inc. and American DG Energy have hired Wolf and Company to be their new registered public accountants. Wolf and Company is a highly-qualified, regional firm that demonstrated exceptional capability at a great value. Their public company experience and low cost bid fit well with management's focus of achieving positive cash flow from operations as-soon-as possible. In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2013 and 2012 and in the subsequent interim period through September 16, 2014, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state.

On-Site Utility
EuroSite Power sells the energy produced from an onsite energy system to an individual property as an alternative to the outright sale of energy equipment. On-Site Utility™ solution customers only pay for the energy produced by the system and receive a guaranteed discount rate on the price of the energy. All system capital, installation, operating expenses and support are paid by EuroSite Power.

About EuroSite Power
EuroSite Power Limited is a subsidiary of American DG Energy Inc. (NYSE MKT: ADGE). The Company provides institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by conventional energy suppliers – without any capital or start-up costs to the energy user. More information can be found at www.eurositepower.co.uk.

54 Clarendon Road
Watford, WD17 1DU
0844 693 2848
info@eurositepower.co.uk

Registered Office:
Charterhouse, Legge Street
Birmingham B4 7EU
Company Registration Number: 07379560

EuroSite Power Inc
45 First Avenue, Waltham MA 02451, USA
tel. +1 781.522.6000 fax. +1 781.522.6050
info@americandg.com

www.eurositepower.co.uk

### FORWARD-LOOKING STATEMENTS This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.